UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2005

The Gymboree Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21250	942615258

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 278-7000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     Blair W. Lambert commenced employment as the Company’s Chief Financial Officer and Chief Operating Officer on January 10, 2005 and was awarded a restricted stock award for 50,000 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan. A copy of Mr. Lambert’s Restricted Stock Award Notice and Agreement is attached hereto as Exhibit 10.62 and incorporated herein by reference. Mr. Lambert was also awarded an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the Company’s common stock on that date under the Company’s 2004 Equity Incentive Plan. A copy of Mr. Lambert’s Stock Option Grant Notice and Agreement is attached hereto as Exhibit 10.63 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.62	Blair W. Lambert Restricted Stock Award Notice and Agreement dated January 10, 2005

10.63	Blair W. Lambert Stock Option Grant Notice and Agreement dated January 10, 2005

          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Date: January 13, 2005	By:	/s/ Blair W. Lambert
Blair W. Lambert
Chief Financial Officer and Chief Operating Officer

2

EXHIBIT INDEX

Exhibit No.	Description

10.62	Blair W. Lambert Restricted Stock Award Notice and Agreement dated January 10, 2005

10.63	Blair W. Lambert Stock Option Grant Notice and Agreement dated January 10, 2005

3